As filed with the Securities and Exchange Commission on May 3, 2013
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Johnson & Johnson
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-1024240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Johnson & Johnson Plaza New Brunswick, New Jersey 08933
(Address of Principal Executive Offices) (Zip Code) (732) 524-0400 (Registrant's Telephone Number, Including Area Code)

Johnson & Johnson Retirement Savings Plan
Johnson & Johnson Savings Plan for Union Represented Employees
Johnson & Johnson Savings Plan
(Full Title of the Plan)

Douglas K. Chia
Johnson & Johnson
Assistant General Counsel & Corporate Secretary
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
(Name and Address of Agent for Service)
(732) 524-0400
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share (1)	20,000,000	$84.505	$1,690,100,000	$230,530

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions pursuant to the terms of (i) the Johnson & Johnson Retirement Savings Plan (the “Puerto Rico Savings Plan”), (ii) the Johnson & Johnson Savings Plan for Union Represented Employees (the “Union Savings Plan”) and (iii) the Johnson & Johnson Savings Plan (the “General Savings Plan”, together with the Puerto Rico Savings Plan and the Union Savings Plan, the “Savings Plans”). In addition, pursuant to Rule 416(c)

under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Savings Plan.

(2)
Related to Common Stock to be issued pursuant to the Savings Plans. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on May 3, 2013.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Johnson & Johnson (the “Registrant”), relating to up to 20,000,000 shares of its common stock, par value $1.00 per share (“Common Stock”), issuable to eligible employees, under the Savings Plans.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.        Plan Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
Item 2.        Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1)    The Registrant's latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;
(2)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report or prospectus referred to in (1) above; and
(3)     The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3, filed with the Commission under Section 12 of the Exchange Act on August 7, 2001, as amended (Registration No. 333-67020), including any amendments or reports filed for the purpose of updating such description.
In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
The Registrant's Exchange Act file number with the SEC is 001-03215.
Item 4.        Description of Securities.
Not applicable.

Item 5.        Interests of Named Experts and Counsel.
The legality of the issuance of the Common Stock being registered hereby has been passed upon for the Registrant by Douglas K. Chia, Assistant General Counsel and Corporate Secretary of the Registrant. Mr. Chia is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns and has options to purchase shares of Common Stock of the Registrant.
Item 6.        Indemnification of Directors and Officers.
The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
The indemnification and advancement of expense shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.
The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors or officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.
The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under the By-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of the indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive an Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.
The foregoing summary is subject to the full provisions of the NJBCA and the Registrant's Restated Certificate of Incorporation and By-laws.
Item 7.        Exemption From Registration Claimed.
Not applicable.
Item 8.        Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.    Exhibit Description

5.1*	Opinion of Counsel.

23.1*	Consent of Counsel (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1**	Johnson & Johnson Retirement Savings Plan

99.2**	Johnson & Johnson Savings Plan for Union Represented Employees

99.3**	Johnson & Johnson Savings Plan
____________
*Filed herewith.
** The Johnson & Johnson Savings Plan and the Johnson & Johnson Savings Plan for Union Represented Employees have been submitted to the Internal Revenue Service (“IRS”) in a timely manner and all changes required by the IRS in order to qualify these Plans under Section 401 of the Internal Revenue Code have been or will be made. The Johnson & Johnson Retirement Savings Plan will be submitted to the Puerto Rico Department of the Treasury for a determination letter under the Internal Revenue Code for a New Puerto Rico (the “Puerto Rico Code”) and all changes required by the Puerto Rico Code have been or will be made.
Item 9.        Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 3rd day of May, 2013.

JOHNSON & JOHNSON
By:	/s/ Douglas K. Chia Douglas K. Chia Assistant General Counsel and Corporate Secretary
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael H. Ullmann and Douglas K. Chia, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. Gorsky A. Gorsky	Director and Chief Executive Officer (Principal Executive Officer)	May 3, 2013
/s/ D. J. Caruso D. J. Caruso	Chief Financial Officer (Principal Financial Officer)	May 3, 2013
/s/ S.J. Cosgrove S.J. Cosgrove	Controller (Principal Accounting Officer)	May 3, 2013
/s/ M. S. Coleman M.S. Coleman	Director	May 3, 2013
/s/ J. G. Cullen J.G. Cullen	Director	May 3, 2013
/s/ I. E. L. Davis I. E. L. Davis	Director	May 3, 2013
/s/ M. M. E. Johns M. M. E. Johns	Director	May 3, 2013
/s/ S. L. Lindquist S. L. Lindquist	Director	May 3, 2013
/s/ A.M. Mulcahy A. M. Mulcahy	Director	May 3, 2013
/s/ L. F. Mullin L. F. Mullin	Director	May 3, 2013
/s/ W. D. Perez W. D. Perez	Director	May 3, 2013
/s/ C. Prince C. Prince	Director	May 3, 2013
/s/ A. E. Washington A. E. Washington	Director	May 3, 2013
/s/ R. A. Williams R. A. Williams	Director	May 3, 2013

Pursuant to the requirements of the Securities Act, the Johnson & Johnson Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 3rd day of May, 2013.

JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
By:	/s/ Peter Fasolo Peter Fasolo Chairman, Pension and Benefits Committee

Pursuant to the requirements of the Securities Act, the Johnson & Johnson Savings Plan for Union Represented Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 3rd day of May, 2013.

JOHNSON & JOHNSON SAVINGS PLAN FOR UNION REPRESENTED EMPLOYEES
By:	/s/ Peter Fasolo Peter Fasolo Chairman, Pension and Benefits Committee

Pursuant to the requirements of the Securities Act, the Johnson & Johnson Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 3rd day of May, 2013.

JOHNSON & JOHNSON SAVINGS PLAN
By:	/s/ Peter Fasolo Peter Fasolo Chairman, Pension and Benefits Committee